Exhibit 10.2

EXECUTIVE EMPLOYMENT AGREEMENT

This Executive Employment Agreement (the “Agreement”) is made and entered into as of this 16th day of June, 2006 (the “Effective Date”), by and between MonoSol RX, LLC (the “Company”), and Keith J. Kendall an individual (the “Executive”).

W I T N E S S E T H:

WHEREAS, the Company desires to employ the Executive as its Senior Vice President and Chief Financial Officer, and Executive is willing to accept such employment by the Company, on the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, the Company and the Executive desire that the terms of this Agreement begin on the Effective Date;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein set forth, and for other good and valuable consideration, the parties hereto, intending to be legally bound, hereby agree as follows:

1.             Employment.  During the term of this Agreement, the Executive agrees to be employed by and to serve the Company as its Senior Vice President and Chief Financial Officer, and the Company agrees to employ and retain Executive in such capacity. The Executive shall report directly to the President and CEO (hereafter the “CEO”). The Executive shall: (i) devote his entire business time, energy and skill to the affairs of the Company; (ii) faithfully, loyally, and industriously perform all duties incident to the position of Senior Vice President and Chief Financial Officer, as well as any other duties consistent with the stature and responsibility of the Executive’s position as may from time to time be assigned by the CEO of MonoSol RX, LLC; and (iii) diligently follow and implement all policies, practices, procedures, and rules of the Company.

2.             Employment Term.  The employment term (the “Employment Term”) of the Executive under this Agreement shall be for a period of three (3) years. The Employment Term shall commence on the Effective Date and shall automatically renew for further successive twelve month terms (the “Renewal Terms”), provided either party may terminate the Agreement during the Renewal Terms pursuant to Section 5 of this Agreement.

3.             Compensation.

A.            Base Salary.  As compensation for services rendered to the Company pursuant to this Agreement, the Company shall pay to Executive a base salary (the “Base Salary”) at a rate of $325,000.00 per annum, payable at a rate of $27,083.34 per month. The Base Salary will be paid in accordance with the standard payroll policies of the Company as from time to time are in effect, from which shall be deducted federal and, if applicable, state income taxes, social security taxes, and such other and similar payroll taxes and charges as may be required or appropriate under applicable law. The Base Salary shall be considered by the CEO for increase based upon performance and other considerations as appropriately determined by the CEO, including without limitation, performance assessment, market assessment for comparable executive and employment terms and awards as may be deemed appropriate from time to time.

B.            Bonus.

(i)            Bonus Reimbursement.  Within thirty (30) days of the Effective Date, the Company shall reimburse Executive $200,000.00, which represents Executive’s 2006 pro-rated bonus earned with his prior employer. Executive shall also be eligible for a pro-rated bonus for the remainder of 2006, if applicable.

(ii)           Annual Bonus.  In addition to the Base Salary, at the end of each twelve (12) month period under the Employment Term, Executive shall be eligible, if then employed with the Company, for a bonus of seventy five percent (75%) of Executive’s Base Salary, provided Company achieves established performance targets. Executive must be employed by the Company on the day any bonus payment is due and payable under this Agreement in order to receive said bonus payment. The bonus shall be paid sixty six percent (66%) in cash and thirty four percent (34%) either in cash or in Performance Units, in the CEO’s good faith determination and discretion based on Company’s ability to determine reasonable valuation of the Performance Units.  If the Company exceeds established performance targets, the Company may, in its sole discretion, increase the amount of the Annual Bonus.

C.            Award of Performance Units.  The award of Performance Units (as defined in the Plan) shall be structured so as to provide Executive with notional equity participation of three percent (3%) of the equity value of the Company as of the Effective Date in excess of a notional exercise price of eighty-seven million six hundred thousand dollars ($87,600,000.00). In accordance with the provisions of the Plan, the number of Performance Units awarded to Executive on the Effective Date (the “Initial Performance Units”) shall equal three percent (3%) of the Outstanding Unit Amount (as defined in the Plan) as of the Effective Date, with amounts payable with respect to such Performance Units under the Plan on the basis of a Base Value (as defined in the Plan) of eighty-seven million six hundred thousand dollars ($87,600,000.00) as of the Effective Date. Executive shall be eligible for an award of additional Performance Units during the Employment Term at the times, and in the amounts, as the Company in its sole discretion shall determine; provided, however that any such award of additional Performance Units will not be entitled to the anti-dilution protection afforded below to the Initial Performance Units. The award, valuation, vesting, and all other benefits, terms, and conditions of the Performance Units are governed by the terms and conditions of the award of Performance Units and by the MonoSol RX, LLC, Performance Units Plan, established January 22, 2004, and all amendments, supplements, and revisions thereto, attached hereto as Exhibit A and incorporated herein by reference as if fully set forth herein (the “Plan”); provided, however, that 1/6 of the Initial Performance Units shall become Vested for each six (6) months of service by dividing each Target Year of Service (as defined in the Plan) into two (2) six month vesting periods. Notwithstanding anything to the contrary in the Plan, if during the Employment Term the Company increases the Outstanding Unit Amount in connection with any of the following: (i) the grant of Performance Units at a Base Value of at least eighty-seven million six hundred thousand dollars ($87,600,000.00) and (ii) the issuance of membership interests, options, warrants or any other equity in the Company based upon a Market Value (as defined in the Plan) of the Company of at least eighty-seven million six hundred thousand dollars ($87,600,000.00) (a “Dilution Event”), Executive shall be entitled to receive additional Performance Units so that the aggregate of such additional Performance Units and the number of Initial Performance Units held prior to the Dilution Event equal three percent (3%) of the adjusted Outstanding Unit

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Amount after such Dilution Event. Additional performance units will only be granted in response to a Dilution Event occurring on or prior to January 1, 2007, including, without limitation, any Dilution Event occurring in connection with the execution of an initial public offering of any equity interests of the Company (or successor thereto) (“IPO”) taking place no later than January 1, 2007. In the event of an IPO, your Performance Units shall become fully vested. It is the intent of the parties hereto that if an IPO occurs, either (1) Executive will be awarded, in exchange for cancellation of Executive’s Performance Units, a number of shares in the post-IPO successor entity to the Company that equate to participation in three percent (3%) of the equity value in excess of eighty-seven million six hundred thousand dollars ($87,600,000.00) or (2) the post-IPO successor entity will continue the Plan. The Company hereby acknowledges that the Plan will be amended to effect such intent.

4.             Additional Benefits.

A.            Executive Benefits.  During the Employment Term, Executive shall receive such benefits and participate in such executive benefit plans as set forth in the MonoSol RX, LLC, Benefit Summary, attached hereto as Exhibit B and incorporated herein by reference.

B.            Vacation; Sick Leave.  The Executive shall, during the Employment Term, be allowed to take up to four (4) weeks of vacation each year, and shall be eligible for such sick leave each year as shall be established by the Company for senior executives of the Company.

C.            Expense Reimbursement.  Subject to any maximum monthly or other ceiling established by the Company from time to time on at least 60 days’ prior written notice to Executive, the Company shall pay directly, or reimburse Executive for, any and all reasonable costs and expenses incurred by Executive in connection with his performance of his duties under this Agreement. Executive will submit expense reimbursements or payment requests to the Company from time to time for the items referred to in this Section 4(C) in accordance with expense reimbursement or payment policies and procedures established from time to time by the Company.

5.             Termination.

A.            Termination for Cause.  Notwithstanding anything to the contrary contained in this Agreement, Termination for Cause may be effected by the Company at any time during the term of this Agreement by written notification to the Executive in accordance with Section 7(A) of this Agreement. For purposes of this Agreement, “Termination for Cause” shall mean:

(1)           the willful and continued failure of such Executive to perform his duties, including, without limitation, such Executive’s failure or refusal to follow the legitimate directions of the Company and/or of any of the persons to whom such Executive reports (other than any such failure resulting from his death or permanent disability); or

(2)           the engaging by such Executive in willful, reckless or negligent conduct in connection with his employment or other relationship which is materially detrimental to the Company; or,

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(3)           the conviction of such Executive of any felony or any crime involving moral turpitude; or,

(4)           such Executive’s reporting to work impaired by or under the influence of alcohol or illegal drugs; or,

(5)           such Executive’s engaging in the unlawful use (including being under the influence) or possession of illegal drugs on the Company’s premises; or,

(6)           such Executive’s engaging in sexual harassment or other violation of any harassment or discrimination law; or,

(7)           Executive’s commission of fraud in connection with Executive’s employment or theft, misappropriation or embezzlement of the Company’s funds; or,

(8)           the demonstrated use or disclosure by Executive of any confidential proprietary or trade secret information of Executive’s former employer or that Executive learned or obtained through his former employer; or,

(9)           the demonstrated use or disclosure by the Executive of any confidential information of the Company except when such disclosure is made pursuant to the directions of the Company or in accordance with Company policy; or,

(10)         such Executive’s engaging in competitive behavior against the Company, purposely aiding a competitor of the Company, or misappropriating or aiding in misappropriating a material opportunity of the Company.

All determinations of “Cause” shall be made by the Board of Managers of the Company (the “Board”). If the Company elects to terminate Executive’s employment for Cause pursuant to clause (1) of the definition of “Cause” and the action or inaction prompting such termination is capable of cure, the Company shall first give Executive written notice thereof, including a description of the evidence upon which the Board has relied to support such finding and a period of thirty (30) days (the “Cause Notice Period”) from the date of such notice to cure the action or inaction giving rise to the written notice. If such action or inaction is not cured by Executive by the end of the Cause Notice Period, as determined by the Board and communicated to the Executive in writing, such termination shall be effective upon the first day after the expiration of the Cause Notice Period.

B.            Termination by Reason of Disability.  In a manner consistent with the Americans with Disabilities Act and the Family and Medical Leave Act, this Agreement may be terminated at the Company’s option immediately upon notice to Executive if Executive shall suffer a Permanent Disability. For purposes of this Agreement, the term “Permanent Disability” shall mean the Executive’s inability to perform the essential functions of his job under this Agreement, with or without reasonable accommodation, for a period of one hundred twenty (120) consecutive days or for an aggregate of one hundred eighty (180) days, whether or not consecutive, in any twelve (12) month period, due to illness, accident or other physical or mental incapacity, as determined by a board certified physician mutually agreed to by both the Executive and the Company.

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C.            Termination by Reason of Death.  In the event of the Executive’s death, the Executive’s employment shall be deemed to have terminated on the date of Executive’s death.

D.            Voluntary Resignation.  Executive may terminate this Agreement at any time, subject to providing sixty (60) days’ written notice to the Company in accordance with Section 7(B) of this Agreement; provided, however, that Executive’s covenants and obligations under Section 8 herein shall survive Executive’s voluntary resignation.

E.             Involuntary Termination.  Notwithstanding anything to the contrary contained in this Agreement, after ninety (90) days of the commencement of the Employment Term, involuntary termination may be effected by the Company by giving written notification to the Executive in accordance with Section 7(A) of this Agreement. For purposes of this Agreement, the term “Involuntary Termination” shall mean termination by the Company of the Executive’s employment with the Company other than: (i) Termination for Cause; (ii) Termination by Reason of Disability; or (iii) Termination by Reason of Death.

F.             Termination for Good Reason.  The Executive may terminate this Agreement for “Good Reason” at any time during the term of this Agreement by providing written notification to the Company in accordance with Section 7(B) of this Agreement. For purposes of this Agreement, “Good Reason” shall mean (1) any action by the Company which results in a diminution in Executive’s position, authority, duties or responsibilities (including status, offices, titles and reporting requirements contemplated by this Agreement), (2) any reduction in Executive’s Base Salary or bonus opportunity. (3) any change, in any employee benefit plan, compensation plan, welfare benefit plan or fringe benefit plan in which the Executive participates that would adversely affect Executive’s benefits thereunder, unless such change occurs pursuant to a program or a plan amendment or termination that is applicable to all executives of the Company and does not result in a proportionately greater reduction in the benefits to the Executive as compared to any other executive of the Company, (4) material breach by the Company of its obligations under this Agreement, or (5) without his prior concurrence, Executive is assigned to a Company location which is more than fifty (50) miles from its current headquarters in Warren, New Jersey.

6.             Obligations of the Company Upon Termination.

A.            Termination for Cause.  In the event that the Executive’s employment under this Agreement is terminated for Cause, the Company shall have no obligation to pay the salary or any other compensation provided under this Agreement, to or for the benefit of the Executive for any period after the date of such termination, or to pay any bonus for the fiscal in which such termination occurs; provided, however, that the Company shall promptly pay: (1) all Base Salary earned by the Executive prior to the date of such termination and (ii) any benefits under any plans of the Company in which the Executive is a participant, to the full extent of the Executive’s rights under such plan.

B.            Termination by Reason of Disability.  In the event that the Executive’s employment under this Agreement is terminated in a Termination by Reason of Disability, the Company shall have no obligation to pay the Base Salary provided under this Agreement to or

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for the benefit of the Executive for any period after the date of such termination; provided, however, that the Company shall promptly pay: (i) all Base Salary earned by the Executive prior to the date of such termination; (ii) any benefits under any plans of the Company in which the Executive is a participant, to the full extent of the Executive’s rights under such plan; (iii) accrued, unused vacation pay; and (iv) a cash payment equal to the Annual Bonus received by the Executive for the previous year, pro-rated for the number of days employed during the year of termination up to the date of termination.

C.            Termination by Reason of Death.  If the employment of the Executive hereunder shall terminate because of death of the Executive, the Company shall have no obligation to pay the Base Salary provided under this Agreement to or for the benefit of the Executive for any period after the date of such termination; provided, however, that the Company shall promptly pay: (i) all Base Salary earned by the Executive prior to the date of such termination; (ii) any benefits under any plans of the Company in which the Executive was a participant to the fill extent of the Executive’s rights under such plans; (iii) accrued, unused vacation pay; and (iv) a cash payment equal to the Annual Bonus received by the Executive for the previous year, pro rated for the number of days employed during the year of termination up to the date of termination.

D.            Voluntary Resignation.  In the event that the Executive voluntarily resigns from his employment with the Company, the Company may, at its discretion, continue the Executive’s employment with the Company for the full amount of the notice period. In the event of said termination, the Company shall have no obligation to pay the Base Salary provided under this Agreement to or for the benefit of the Executive for any period after the end of said notice; provided, however, that the Company shall promptly pay: (i) all salary earned by the Executive prior to the date of such termination; (ii) any benefits under any plans of the Company in which Executive is a participant, to the full extent of the Executive’s rights under such plans (with the exception of any bonus and/or incentive compensation); and (iii) a cash payment equal to the Annual Bonus received by the Executive for the previous year, pro-rated for the number of days employed during the year of termination up to the date of termination.

E.             Involuntary Termination or Termination for Good Reason.  In the event that the Executive’s employment under this Agreement is involuntarily terminated as defined in Section 5(E) of this Agreement or Employee terminates this Agreement for Good Reason as defined in Section 5(F) of this Agreement, the Company shall: (i) continue to pay the Executive the Base Salary for a period equal to the greater of (A) eighteen (18) months from the date of termination or (B) the remainder of the Employment Term (the “Severance Period”), at such intervals as the same would have been paid had the Executive remained in the active service of the Company; (ii) pay during each month of the Severance Period a cash payment equal to one-twelfth of the Annual Bonus received by the Executive for the previous year (such amount to be pro-rated for any partial months during the Severance Period); and (iii) pay any benefits under any plans of the Company in which the Executive is a participant, to the full extent of the Executive’s rights under such plans for a period of one year. If a determination has been made (by final, nonappealable order of a court of competent jurisdiction) that the Executive has materially breached his obligations under Section 8 of this Agreement, the Company may terminate the Severance Period and cease to make any further payments to Executive.

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F.             401(k) Make-Whole Payment.  In the event that Executive terminates employment with the Company at a time when Executive has not become entitled to a fully vested benefit under the Company’s defined contribution plan, the Company shall, regardless of the reason for Executive’s termination of employment, pay Executive (or Executive’s estate in the event of his death) a lump sum amount equal to the amount of Executive’s account under the plan that was not vested as of his termination of employment. Subject to Paragraph G below, such payment shall be made within five (5) business days following the last day of Executive’s employment with the Company.

G.            409A Compliance.  The Company shall take all reasonable actions to ensure that none of the amounts earned or payable under this Agreement and the Plan will violate Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). To the extent necessary to comply with the restriction in Section 409A(a)(2)(B) of the Code concerning payments to “specified employees”, any amounts payable on account of the Executive’s separation from service shall be paid (or commence to be paid in the case of any payments to be made in installments) on the first business day of the seventh month following Executive’s date of termination (or death, if earlier) and the first such payment shall include the cumulative amount of any payments that would have been paid prior to such date if not for such restriction, together with interest on such cumulative amount during the period of such restriction at a rate, per annum, equal to the applicable federal short-term rate (compounded monthly) in effect under Section 1274(d) of the Code on the date of Executive’s termination of employment.

7.             Notice of Termination.

A.            The Company may effect a termination of this Agreement pursuant to the provisions of Section 5 of this Agreement upon giving thirty (30) days’ written notice to the Executive of such termination; provided, however, that a Termination for Cause under Section 5(A) shall take effect immediately, at the option of the CEO.

B.            The Executive may effect a termination of this Agreement pursuant to the provisions of Section 5(D) or 5(F) of this Agreement upon giving sixty (60) days’ written notice to the Company.

8.             Covenants of the Executive.

In order to induce the Company to enter into this Agreement and employ the Executive hereunder, the Executive hereby covenants and agrees as follows. For all purposes under this Section 8 herein, the Company’s “business” shall mean film based delivery systems to deliver drug actives, nutraceuticals, cosmaceuticals or flavors, and soluble film based packaging systems.

A.            Non-Competition.  During the Employment Term or the Severance Period, if applicable, Executive shall not, without the prior written consent of Company, which consent may be withheld at the sole discretion of Company, engage in or in any manner be connected or concerned, directly or indirectly, whether as an officer, director, stockholder, partner, owner, employee, advisor, creditor, or otherwise, with the operation, management, or conduct of any business that competes with Company. Executive shall not in any manner disrupt or attempt to

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disrupt any relationships which Company may have with any of its employees, suppliers, customers, lessors, banks, consultants, or other persons or entities with whom business dealings or ongoing relationships exist, nor induce any such parties to terminate or otherwise alter the manner in which such relationships are being conducted with Company.

B.            Confidentiality.  During the Employment Term or the Severance Period, if applicable, and following the termination of this Agreement for any reason for as long as the information remains confidential, Executive shall not make any use, for his own benefit or for the benefit of a business or entity other than Company, of any verbal or written secret or confidential information. Such confidential information shall include, but not be limited to, customer lists, trade secrets, sales, marketing or consignment information, vendor lists or operational resource information, forms, processes or procedures, budget and financial statements or information, files, records, documents, compilation of data, engineering drawings, computer print-outs, or any other data of or pertaining to Company, its business, customers and financial affairs, or its services not generally known within Company’s trade and which was acquired by him during his affiliation with Company. Executive shall not remove from Company premises or retain without the Company’s written consent any of Company’s confidential information as defined herein, or copies of or extracts therefrom. Executive shall hold in a fiduciary capacity for the benefit of Company all secret or confidential information, knowledge, or data of Company or its business or production operations obtained by Executive during his employment by Company, which shall not be generally known to the public or recognized as standard practice (whether or not developed by Executive) and shall not, during his employment hereunder or after the termination of such employment, communicate or divulge any such information, knowledge or data to any person, firm or corporation other than Company or persons, firms or corporations designated by Company. Executive acknowledges that this information is treated as confidential by Company, that Company takes meaningful steps to protect the confidentiality of this information, and that Company has at all times directed Executive to maintain the confidentiality of this information. Immediately upon termination of this Agreement, Executive shall return all of Company’s property to it, including any and all copies of said property.

C.            Ownership of Work Product.  Executive agrees that Company shall own all intellectual property including trade secrets, patents, patentable inventions, discoveries and improvements that relate to Company’s business that Executive conceives, develops during the Employment Term or delivers to the Company while performing services pursuant to this Agreement (“Work Product”). Executive further agrees to deliver to the Company, and that the Company shall thereafter own for all purposes, all Work Product conceived or developed by the Executive relating to the business of the Company which does not otherwise belong to Employee’s former employer or to which the former employer has no legal right or claim. Executive hereby irrevocably extinguishes for the benefit of the Company and its assigns any moral right to the Work Product recognized by applicable law. All Work Product shall be considered a work made for hire by Executive and owned by Company.  If any of the Work Product may not, by operation of law, be considered work made for hire by Executive for Company, or if ownership of all right, title and interest of the intellectual property rights therein shall, not otherwise vest exclusively in the Company, Executive agrees to assign, and upon creation thereof automatically assign, without further consideration, the ownership of all trade secrets, copyrights, patentable inventions, and other intellectual property rights therein to

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Company, its successors and assigns. Company, its successors, and assigns, shall have the right to obtain and hold in its or their own name copyrights, patents, registrations and any other protection available in the foregoing. For purposes hereof, a “trade secret” shall mean any information, including, but not limited to, technical or nontechnical data, formulae, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans or lists of actual or potential customers or suppliers that derive economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from their disclosure or use and are the subject of efforts that are reasonable under the circumstances to maintain their secrecy. Executive agrees to perform, upon the reasonable request of Company and at no cost to the Company (other than travel out of pocket costs where applicable), during or after the period(s) that this Agreement remains in effect, such further acts as may be necessary or desirable to transfer, perfect and defend the Company’s ownership of Work Product, or to enforce the Company’s Work Product against third parties. When requested, Executive shall promptly and at no cost to the Company (other than travel out of pocket costs, where applicable):  (a) execute, acknowledge and deliver any requested affidavits and documents of assignment and conveyance; (b) obtain and aid in the enforcement of copyright and, if applicable, patents with respect to the Work Product in any countries; (e) provide testimony in connection with any enforcement proceeding or any proceeding affecting the right, title or interest of Company in any Work Product; and (d) perform any other acts deemed necessary or desirable to carry out the purposes of this Agreement.

D.            Inventions.  All discoveries, designs, improvements, ideas and inventions, whether patentable or not, relating to (or suggested by or resulting from) products, services, or other technology of Company or relating to (or suggested by or resulting from) methods or processes used or usable in connection with the business of Company that have been, or may be, conceived, developed or made by Executive during the Employment Term (hereinafter “Inventions”), either solely or jointly with others, shall automatically become the sole property of Company. Executive shall immediately disclose to Company all such Inventions and shall, without additional compensation, execute all assignments and other documents deemed necessary by Company to perfect Company’s title thereto, or to the patents issued thereon, or to otherwise secure and protect Company’s property rights therein. These obligations shall continue beyond the termination of Executive employment with respect to Inventions conceived, developed or made by Executive during employment with Company. The Company acknowledges and agrees that the provisions of this paragraph shall not apply to any invention for which no equipment, supplies, facilities or trade secret (or proprietary) information of Company is used by Executive and which is developed entirely on Executive’s own time, unless (a) such invention related to the business of Company or to Company’s actual or demonstrably anticipated research or development; or (b) such invention results from any work performed by Executive for Company.

E.             Competition Following Termination.  During the Severance Period, except as provided herein, Executive shall not, without the prior written consent of Company, which consent may be withheld at the sole discretion of Company: (a) engage in or in any manner be connected or concerned, directly or indirectly, whether as an officer, director, stockholder, partner, owner, employee, advisor, creditor, or otherwise with the operation, management, or conduct of any business in the United States that is or was a customer of Company, or that

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competes with the business of Company being conducted at the time of such termination; (b) solicit, contact, interfere with, or divert any customer served by Company or potential customer identified by Company during the period of Executive’s employment hereunder; or (c) solicit any person then or previously employed by Company to join Executive, whether as a partner, agent, employee, or otherwise, in any enterprise engaged in a business that competes with business of the Company at the time of such termination. Provided, however, that Executive shall not be bound by the Covenant set forth in this paragraph 8(E) in the event that the Company breaches any of its obligations to the Executive hereunder or in the event of the cessation or dissolution of the Company’s business. As used herein, “cessation or dissolution” means total liquidation of the Company and does not include a cessation of business due to any change in control.

F.             Acknowledgment.  Executive acknowledges that all of the restrictions set forth in this Section entitled “Covenants of the Executive” are reasonable in scope and essential to the preservation of Company’s business and proprietary properties and that the enforcement thereof will not in any manner preclude Executive, in the event of Executive’s termination of employment with Company, from becoming gainfully employed in such manner and to such extent as to provide a standard of living for himself the members of his family, and those dependent upon him of at least the sort and fashion to which he and they have become accustomed and may expect.

G.            Representations and Warranties.  Executive represents and warrants to the Company as follows: (a) Executive is under no contractual or other restriction or obligation which may conflict with or be inconsistent with the execution of this Agreement or with the performing of any duties for Company, or any other rights of Company; (b) neither Company nor any of its affiliates nor any of their respective officers, directors, employees, agents or employees has requested that Executive communicate or otherwise make available to any such parties at any time any proprietary information, data, trade secrets, or other confidential information belonging to Executive’s former employers or others.

H.            Severability. All of the covenants of Executive contained in this Section entitled “Covenants of the Executive” shall each be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of Executive against Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Company of such covenants. Both parties hereby expressly agree that it is not the intention of either party to violate any public policy, statutory or common law. If any sentence, paragraph, clause or combination of the same of this Agreement is in violation of the law of any state where applicable, such sentence, paragraph, clause or combination of the same shall be void in the jurisdictions where it is unlawful, and the remainder of such paragraph and this Agreement shall remain binding on the parties to the extent that it may be lawfully done under existing applicable laws. In the event that any part of any covenant of this Agreement is determined by a court of law to be overly broad thereby making the covenant unenforceable, the parties hereto agree, and it is their desire that such court shall substitute a judicially enforceable limitation in its place, and that as so modified the covenant shall be binding upon the parties as if originally set forth herein.

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I.              Remedies.  The Executive agrees that irreparable harm would result from any breach by Executive of the covenants of this Section 8 in particular, and this Agreement in general, and that monetary damages alone would not provide the Company adequate relief for any such breach. Accordingly, if Executive breaches any covenant in this Section 8, the parties acknowledge that equitable or injunctive relief in favor of the Company is a proper remedy, and nothing in this Agreement shall be construed as precluding the Company from seeking such equitable or injunctive relief in a court of competent jurisdiction for Executive’s violations of Section 8. Any award of equitable or injunctive relief shall not preclude the Company from seeking or recovering any lawful compensatory damages that may have resulted from a breach of the covenants of this Agreement. Any waiver or failure to seek enforcement or remedy for any breach or suspected breach of any covenant of Executive in this Agreement shall not he deemed a waiver of such provision in the future. Furthermore, the existence of any claim of Executive against the Company, whether based upon this Agreement or otherwise, shall not operate as a defense to the Company’s enforcement of any provision of this Agreement. Proceedings seeking equitable and injunctive relief to enforce the terms of this Section 8 may be brought in any court of competent jurisdiction.

9.             Indemnification.  To the fullest extent allowed or permitted under any provision of applicable law, the Company shall indemnify Executive against any losses, claims, damages or liabilities incurred by Executive arising out of any claim based upon acts performed or omitted to be performed by Executive in connection with his employment with the Company.

10.           Attorneys’ Fees.  In any action brought by any party under this Agreement to enforce any of its terms, or any appeal therefrom each party shall be responsible for its own attorneys’ fees.

11.           Travel Restrictions.  As is reasonable, Executive has the right to refuse travel to destinations deemed politically unstable or otherwise hostile and/or those that may represent a danger to the Executive’s health and well-being.

12.           Notices.  Any notices permitted or required under this Agreement shall be deemed given upon the date of personal delivery or forty-eight (48) hours after deposit in the United States mail, postage fully paid, certified mail, return receipt requested, addressed to the following address:

If to the Company:	Alexander Mark Schobel
30 Technology Drive
Warren Township, NJ 07059

with a copy to:	Doug Bratton
201 Main Street, Suite 1900
Fort Worth, Texas 76102

If to the Executive:	Keith J. Kendall
195 Beaumonte Way
Bridgewater, NJ 08807

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Either party may change the address to which notices to such party shall be delivered personally or mailed by giving notice thereof to the other party hereto.

13.           Venue; Jurisdiction.  Any suit concerning this Agreement shall be filed solely in the courts of Tarrant County, Texas. In any action brought concerning or arising from this Agreement, Executive hereby agrees that he shall be subject to the jurisdiction of the state and federal courts of Texas.

14.           Binding Effect; Assignment.  Executive shall not, without the prior written consent of the Company, assign, transfer, or otherwise convey this Agreement, or any right or interest herein. This Agreement, and all rights and obligations of the Company or any of its successors, may be assigned or otherwise transferred to any of its successors and shall be binding upon and inure to the benefit of its successors. As used herein, the term “successor” shall mean any person, corporation or other entity that, by merger, consolidation, purchase of stock, assets, liquidation, voluntary or involuntary assignment, or otherwise, acquires all or a substantial part of the assets of the Company or succeeds to one or more lines of business of the Company.

15.           Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings and arrangements, both oral and written, between the parties hereto with respect to such subject matter. This Agreement may not be modified, amended, altered or rescinded in any manner, except by written instrument signed by all of the parties hereto; any waiver by either party with respect to any provision hereof, or the breach of any provision hereof by the other party, need be signed only by the party waiving such provision or breach; provided, further, that the waiver by either party hereto of a breach or compliance with any provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or compliance.

16.           Severability.  In ease any one or more of the provisions of this Agreement shall he held by any court of competent jurisdiction to be illegal, invalid or unenforceable in any respect, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it is held to be illegal, invalid, or unenforceable, shall not be affected thereby.

17.           Section Headings.  The section headings contained in this Agreement are for reference purposes only and shall not affect in any manner the meaning or interpretation of this Agreement.

18.           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

19.           Survival.  The provisions of Sections 8 and 9 of this Agreement shall survive any termination of this Agreement and the termination of Executive’s employment.

[Signature Page to Follow]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

MonoSol RX, LLC

		By:	/s/ Alexander M. Schobel

Date:	6/16/06	Title:	President & CEO

Keith J. Kendall, Individually

Date:	6/16/06		/s/ Keith J. Kendall

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EXHIBIT A

Performance Units Plan

MONOSOL RX, LLC
AMENDED AND RESTATED

PERFORMANCE UNITS PLAN

Amended and Restated Effective September 18, 2006

i

8.04	Assignment of Benefits	8
8.05	Applicable Law; Validity	8
8.06	Expenses	9
8.07	Plan Funding	9

ii

MONOSOL RX, LLC

AMENDED AND RESTATED

PERFORMANCE UNITS PLAN

Amended and Restated Effective September 18, 2006

MONOSOL RX, LLC, a Delaware limited liability company (the “Company”), does hereby amend and restate the Performance Units Plan (hereinafter referred to as the “Plan”).  The Plan was established by the Company, effective as of January 22, 2004, for the purpose of enhancing the long-term growth in earnings of the Company by providing incentives to key employees and/or other service providers of the Company.  The Plan helps the Company attract and retain employees and other service providers of exceptional ability.

ARTICLE I

DEFINITIONS

For the purposes of this Plan, the following words and phrases shall have the meanings indicated, unless the context clearly indicates otherwise:

“Additional Performance Units Plan” shall mean the other Performance Units Plan B established by the Company effective as of January 22, 2004.

“Advisory Board” shall mean the Advisory Board contemplated by the Company Agreement which administers the Plan pursuant to Article II.

“Base Value” shall mean $12,500,000.00, the Base Value determined by the Advisory Board on January 22, 2004.

“Beneficiary” shall mean the person, persons or entity designated by the Participant, as provided in Article V, to receive any benefits payable under the Plan following the death of the Participant.

“Cause” shall mean the involuntary termination of a Participant’s employment or other service-providing relationship with the Company resulting from (i) willful, reckless or negligent conduct by such Participant in connection with his employment with, or provision of services to, the Company, (ii) the conviction of such Participant of any felony or any crime involving moral turpitude, (iii) such Participant’s reporting to work or performing services impaired by or under the influence of alcohol or illegal drugs, (iv) such Participant’s engaging in the unlawful use (including being under the influence) or possession of illegal drugs on the Company’s premises, (v) such Participant’s engaging in sexual harassment or otherwise violated any harassment or discrimination law, or (vi) dishonesty of such Participant.

“Change in Control” shall mean the occurrence, after the effective date of the Plan, in a single transaction or series of transactions, of any one of the following events or circumstances: (i) merger, consolidation or reorganization of the Company where the beneficial owners of the interests or securities possessing the right to vote with respect to the Company immediately preceding the merger, consolidation or reorganization beneficially own less than 20% of the interests or securities possessing the right to vote with respect to the survivor entity, after giving effect to such merger, consolidation, or reorganization; (ii) acquisition by any person or group, as defined for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, of beneficial ownership of interests or securities possessing the right to vote with respect to the Company where the beneficial owners of the interests or securities possessing the right to vote with respect to the Company immediately preceding such acquisition own less than 20% of the interests or securities possessing the right to vote with respect to the Company, after giving effect to such acquisition; (iii) approval by the members of the Company of a plan of liquidation or dissolution with respect to the Company, provided such liquidation or dissolution is consummated; (iv) the sale, exchange, or contribution of all or substantially all the Company’s assets to an entity where the beneficial owners of the interests or securities possessing the right to vote with respect to the Company immediately preceding the sale, exchange, or contribution beneficially own less than 20% of the interests or securities possessing the right to vote with respect to the acquiring entity; or (v) an initial public offering under the Securities Act of 1933, as amended, of the business of the Company to the public which does not otherwise meet the definition of a Change in Control in clause (i) — (iv) hereof.  In the event the exact date of a Change in Control cannot be determined, such Change in Control will be deemed to have occurred on the earliest date on which it could have occurred.

“Claim” shall mean a request by a Claimant in accordance with Article VII for a benefit under the Plan.

“Claimant” shall mean any Participant or Beneficiary who claims to be entitled to a benefit under the Plan.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

“Company” shall mean Monosol RX, LLC, a Delaware limited liability company, and any successor to the business thereof.

“Company Agreement” shall mean the Limited Liability Operating Agreement of the Company, as amended from time to time.

“Market Value”, at any point in time, shall mean the fair market value of the Company’s business as of such time.  The fair market value of the Company’s business shall be the price a willing buyer would pay to purchase the Company’s entire business, subject to existing liabilities, in a lump sum, cash payment.  In the case of an actual sale of the Company’s business or other transaction resulting in a Change in Control, the sale price or value of consideration given shall be determinative of the fair market value of the Company’s business.

“Outstanding Unit Amount” at any point in time (and subject to adjustment under Section 3.04) shall mean (i) the maximum number of Performance Units that may be granted under the Plan as of such time, plus (ii) the number of Performance Units that, solely for purposes of the

2

Plan, represents the maximum number of Performance Units that may be granted under the Additional Performance Units Plan, plus (iii) the number of Performance Units that, solely for purposes of the Plan, represents the total outstanding member interests of members of the Company as of such time (as determined by the Advisory Board).  Based upon adjustments under Section 3.04 since the establishment of the Plan on January 22, 2004, the Outstanding Unit Amount as of September 18, 2006, shall be 100,000,000.

“Participant” shall mean an individual who is eligible to participate in the Plan as provided in Article III.

“Performance Units” shall mean contractual rights awarded to a Participant as provided in Article III.

“Vested” shall mean the extent to which a Participant has earned a right to receive benefit payments with respect to his Performance Units pursuant to Section 3.03, subject to the forfeiture provisions of Section 4.02.

ARTICLE II

ADMINISTRATION

2.01         Advisory Board; Duties.  The Plan shall be administered by the Advisory Board.  Members of the Advisory Board may be Participants under the Plan.  The Advisory Board shall also have the authority to make, amend, interpret, and enforce all appropriate rules and regulations for the administration of the Plan and decide or resolve any and all questions, including interpretations of the Plan, as may arise in connection with the Plan.

2.02         Agents.  In the administration of the Plan, the Advisory Board may, from time to time, employ agents and delegate to them such administrative duties as it sees fit and may from time to time consult with legal counsel who may also be legal counsel to the Company.

2.03         Binding Effect of Decisions.  The decision or action of the Advisory Board in respect of any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

2.04         Indemnity of Advisory Board.  The Company shall indemnify and hold harmless the members of the Advisory Board against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to the Plan, except in the case of gross negligence or willful misconduct by the Advisory Board.

ARTICLE III

PARTICIPATION

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3.01         Participation.  Participation in the Plan shall be limited to the following individuals: Richard C. Fuisz, Joe Fuisz, Garry Myers and Robert Yang.

3.02         Performance Units.  On January 22, 2004, Performance Units were granted under this Plan to the Participants as follows:

Individual	Performance Units
Richard C. Fuisz	1,000,000
Joe Fuisz	750,000
Garry Myers	625,000
Robert Yang	125,000

The grant of Performance Units to a Participant does not entitle the Participant to voting or any other rights belonging to a member of the Company.  All rights of a Participant are set forth herein.  The 2,500,000 Performance Units granted to the Participants listed above equaled the maximum number of Performance Units available under the Plan on January 22, 2004 (with such number subject to adjustment pursuant to the provisions of Section 3.04).  If any Performance Units granted under the Plan are forfeited or cancelled, such Performance Units may not be granted again under the Plan.

3.03         Vesting of Performance Units.  A Participant shall have no right to receive benefit payments on account of any specified part of his Performance Units except to the extent the Participant is Vested in his Performance Units.  Based upon the number of Performance Units granted on January 22, 2004, the Participants hold the following unadjusted number of Vested Performance Units (with such number subject to adjustment pursuant to the provisions of Section 3.04 to reflect the changes made to the Outstanding Unit Amount since January 22, 2004).  The Participants’ Vested Performance Units remain subject to the forfeiture provisions of Section 4.02.

Individual	Performance Units
Richard C. Fuisz	1,000,000
Joe Fuisz	750,000
Garry Myers	625,000
Robert Yang	62,500

3.04         Dilution and Other Adjustments.  In the event of any change in the outstanding ownership interests of the Company by reason of any issuance of new or additional member interests in the Company, or any restructuring, recapitalization, merger, consolidation, conversion, spin-off, reorganization, combination or exchange of interests or other similar change, the Advisory Board may equitably adjust the Outstanding Unit Amount (including adjustment to the component thereof which represents the total outstanding member interests of members of the Company) and/or the number or kind of Performance Units then subject to the Plan and/or held in Participants’ Performance Unit accounts in order to reflect such changes.  The Advisory Board’s determination as to the terms of any such adjustment shall be binding and conclusive on all persons.  Notwithstanding the foregoing, the Performance Units may be diluted as the result of the authorization and issuance of additional Performance Units or the

4

authorization and issuance of additional performance units under the Additional Performance Units Plan.  Additionally, in the event of an adjustment under Section 3.2 of the Acquisition Agreement dated effective as of January 22, 2004 by and between Kosmos Pharma Limited, the Company, and Monosol LLC, the number of Vested Performance Units held by each Participant shall be reduced by one-half while the total Outstanding Unit Amount shall not be changed.

ARTICLE IV

BENEFITS

4.01         Benefit Payments Following Change in Control.  Following a Change in Control, each Participant shall receive payments in an amount equal to the following:

Number of such Participant’s
Vested Performance Units	X	(Market Value minus Base Value) =	Total Payments
Outstanding Unit Amount

The number of such Participant’s Vested Performance Units, the Outstanding Unit Amount, and the Market Value shall be determined as of the date of such Change in Control.

Amounts payable under this Section 4.01 shall be paid either in cash or, at the sole discretion of the Advisory Board, in kind in the same consideration received by the Company or the members of the Company as a result of the Change in Control.  Benefits payable under this Section 4.01 shall be paid to the Participants under this Section 4.01 within three months following the Change of Control; provided, however, that if the consideration received by the Company or members of the Company as a result of  the Change in Control is deferred and paid over time, then the Participants payments hereunder shall be deferred and paid as received by the Company or members as the case may be.  The payment of a Participant’s entire benefit, if any, under this Section 4.01 shall terminate the Participant’s interest and status as a Participant under the Plan and result in the cancellation of his Performance Units.  For purposes of illustration of these provisions and not by way of limitation, in connection with a Change in Control resulting from the occurrence of an initial public offering under the Securities Act of 1933, as amended, of the business of the Company to the public, the Advisory Board may elect to pay all or any portion of the amount payable to such Participant under this Section 4.01 in securities of the newly formed public company.  In any event in which the consideration is paid in kind to the Participants, the Advisory Board will place a value on the in kind consideration distributed hereunder for purposes of calculating the amount paid under this plan for purposes of Article IV of the Company Agreement.  Notwithstanding anything to the contrary contained in this Agreement, with respect to the occurrence of a Change in Control which does not constitute a permissible distribution event under Code Section 409A(a)(2)(A)(v), all amounts payable under this Section 4.01 shall be paid no later than the later of (i) the date that is 2 ½ months from the end of the Participant’s tax year in which such Change in Control occurred or (ii) the date that is 2 ½ months from the end of the Company’s tax year in which such Change in Control occurred.

4.02         Forfeiture Provisions.  Notwithstanding anything herein contained to the contrary, all rights to any benefits payable under the Plan, shall be immediately forfeited, whether or not the Participant holds Vested Performance Units, if the Participant’s employment or other service-

5

providing relationship with the Company is terminated for Cause, as defined for the purposes of this Plan.  The judgment of the Advisory Board, as expressed by a majority vote, shall be final as to the whether the Participant has been terminated for Cause.

4.03         Withholding; Payroll Taxes.  To the extent required by the law in effect at the time payments are made, the Company shall withhold from payments made hereunder any taxes required to be withheld from a Participant’s benefit for the federal or any state or local government.

ARTICLE V

BENEFICIARY DESIGNATION

5.01         Beneficiary Designation.  Each Participant shall have the right, at any time, to designate any person or persons as his Beneficiary or Beneficiaries (both primary as well as contingent) to whom payment under this Plan shall be paid in the event of his death prior to complete distribution to the Participant of the benefits due him under the Plan.  If a Participant fails to designate a Beneficiary or if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant’s benefits, then the Participant’s Beneficiary shall be deemed to be the estate of the Participant.  The payment to the Beneficiary or deemed Beneficiary shall completely discharge the Company’s obligations under the Plan.

5.02         Amendments.  Any Beneficiary designation may be changed by a Participant by the written filing of such change on a form prescribed by the Advisory Board.  The filing of a new Beneficiary designation form will, upon receipt by the Advisory Board, cancel all Beneficiary designations previously filed.

ARTICLE VI

AMENDMENT AND TERMINATION

6.01         Right to Amend.  The Company reserves the right, through its Advisory Board, to amend any provisions under the Plan at any time; provided, however, that (a) such amendment is in writing, (b) such amendment is executed by a duly authorized member of the Advisory Board of the Company, and (c) such amendment does not adversely affect the rights of a Participant or his Beneficiary.

6.02         Termination.  The Company may not terminate this Plan without the consent of all Participants.

6

ARTICLE VII

CLAIMS PROCEDURE AND DISPUTES

7.01         Claim Filing Procedure.  If a dispute arises over benefits payable under the Plan, a Claimant shall have the right to submit a Claim with respect to such benefits.  Such Claim shall be in writing, signed by the Claimant under oath, and addressed and delivered to the Advisory Board either personally or by certified or registered mail, return receipt requested.  The Claim shall state with particularity:

(a)           The benefit claimed;

(b)           The provisions of the Plan and the particular provisions of law, if any, upon which the Claimant relies in support of his Claim; and

(c)           All facts believed to be relevant in connection with such Claim.

7.02         Consideration of Claim; Rendering of Decision.  Upon receipt of a Claim hereunder, the Advisory Board shall consider the merits of the Claim and shall within 90 days from the receipt of the Claim render a decision on the merits and communicate the same to the Claimant.  In the event the Advisory Board denies the Claim in whole or in part, the Claimant shall be so notified in writing, which shall be addressed and delivered to the Claimant personally or by certified or registered mail, return receipt requested, and shall set forth the following:

(a)           The reason or reasons for rejection of the Claim;

(b)           The provisions of the Plan and the particular provisions of law, if any, relied upon in reaching such determination; and

(c)           A description of any additional information needed from the Claimant in order for the Claimant to perfect his Claim.

The failure of the Advisory Board to render a decision on the merits of a Claim shall be deemed to be a denial of such Claim and notice of such denial shall be deemed to have been given to the Claimant on the ninetieth (90th) day from receipt by the Advisory Board of the Claim.

7.03         Limitation on Claims Procedure.  Any Claim under this Claims procedure must be submitted within six months from the earlier of (1) the date on which the Claimant learned of facts sufficient to enable him to formulate such Claim, or (2) the date on which the Claimant should reasonably have been expected to learn the facts sufficient to enable him to formulate such Claim.  For this purpose, the first date on which any document that is either given to or made available to a Participant or Beneficiary (in pay status), and which discloses facts sufficient to enable a reasonable person to formulate a Claim hereunder, shall be conclusively deemed to be the date on which the Claimant should reasonably have been expected to learn the facts sufficient to enable him to formulate such a Claim.  Claims submitted after such period shall be deemed to have been waived by the Claimant and shall thereafter be wholly unenforceable.

7.04         Dispute over Benefits.  If a dispute arises as to the amount or proper recipient of any payment, the Advisory Board, in its sole discretion, may withhold or cause to be withheld

7

such payment until the dispute shall have been settled by the parties concerned or shall have been determined by an arbitration proceeding.  In addition, if a dispute continues to exist after a Claim has been filed and a decision rendered by the Advisory Board under the Claims procedure set forth above, or in the event of any dispute or controversy concerning the construction, interpretation, performance or breach of the Plan arising between a Participant, the Company or the Advisory Board, the same shall be submitted to arbitration under the appropriate rules of the American Arbitration Association.  Any arbitration shall be conducted in Fort Worth, Texas, unless mutually agreed otherwise by the parties.  All administrative fees connected with initiating a demand for arbitration shall be split between and advanced by the parties to the arbitration; subject, however, to final apportionment by the arbitrator in his award.  The parties agree that the arbitrator’s award shall be binding and may be enforced in any court having jurisdiction thereof by filing a petition for enforcement of such award.

ARTICLE VIII

MISCELLANEOUS

8.01         Headings and Gender.  The headings of the Plan have been inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.  Whenever a personal pronoun is used in the masculine gender, it shall be deemed to include the feminine also, unless the context indicates the contrary.

8.02         No Right to Employment or Retention.  Nothing herein contained shall be construed as giving any Participant the right to be retained in the service of the Company.

8.03         Action by Officers.  Whenever under the terms of this Plan the Company is permitted or required to take some action, such action may be taken by any duly authorized member of the Advisory Board or officer of the Company.

8.04         Assignment of Benefits.  Except as provided in this Section 8.04, no interest in this Plan shall be subject to assignment, alienation, transfer or anticipation, either by voluntary or involuntary act of any Participant or Beneficiary or by operation of law, nor shall payment or right of interest be subject to the demands or claims of any creditor of such person, nor be liable in any way for such person’s debts, obligations or liabilities.

The Company shall not merge or consolidate with any other entity or otherwise reorganize unless and until such succeeding entity agrees to assume and discharge the obligations of the Company under the Plan.  Upon such assumption, the term “Company” as used in this Plan shall be deemed to refer to such successor entity.

8.05         Applicable Law; Validity.  The validity of the Plan or any of its provisions shall be determined under and construed according to the laws of the State of Delaware.  If any provision of the Plan shall be held illegal or invalid for any reason, such determination shall not affect the remaining provisions of the Plan and it shall be construed as if said illegal or invalid provision had never been included.

8

8.06         Expenses.  The administration costs incurred with respect to the Plan shall be paid by the Company as an ordinary and necessary business expense incurred in the operation of the Company’s business.

8.07         Plan Funding.  Benefits under the Plan are payable solely by the Company.  The Company may, in its sole discretion, determine to set aside funds in a trust or other arrangement to satisfy its obligations hereunder; provided, the trust or other arrangement shall be unfunded for purposes of the Code, such trust or other arrangement shall not be structured in a manner which would cause the assets to be deemed to have been paid to the Participants under Code Section 409A(b), and no Participant or Beneficiary shall be considered to have an interest in any such trust or other arrangement, or the assets held pursuant thereto, except as may be specifically provided for therein.  Participants shall be regarded as general creditors of the Company with respect to any rights derived by Participants from the existence of the Plan.

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9

IN WITNESS WHEREOF, the Company has caused this Amended and Restated Plan to be executed by its duly authorized officers to be effective as of September 18, 2006.

MONOSOL RX, LLC

By:	MONOSOL RX GENPAR, a Texas limited partnership

By:	BRATTON CAPITAL, INC., its general partner

	By:	/s/ John Cochran
	Name:	John Cochran
	Title:	Vice President

10

MONOSOL RX, LLC

AMENDED AND RESTATED

PERFORMANCE UNITS PLAN B

Amended and Restated Effective September 18, 2006

i

MONOSOL RX, LLC

AMENDED AND RESTATED

PERFORMANCE UNITS PLAN B

Amended and Restated Effective September 18, 2006

MONOSOL RX, LLC, a Delaware limited liability company (the “Company”), does hereby amend and restate the Performance Units Plan B (newly designated as Performance Units Plan B and hereinafter referred to as the “Plan”).  The Plan was established by the Company, effective as of January 22, 2004, for the purpose of enhancing the long-term growth in earnings of the Company by providing incentives to key employees and/or other service providers of the Company.  The Plan helps the Company attract and retain employees and other service providers of exceptional ability.

ARTICLE I

DEFINITIONS

For the purposes of this Plan, the following words and phrases shall have the meanings indicated, unless the context clearly indicates otherwise:

“Additional Performance Units Plan” shall mean the other Performance Units Plan established by the Company effective as of January 22, 2004 for the following participants:  Richard C. Fuisz, Joe Fuisz, Garry Myers, and Robert Yang.

“Advisory Board” shall mean the Advisory Board contemplated by the Company Agreement which administers the Plan pursuant to Article II.

“Base Value” shall mean $100,000,000.00 as of September 18, 2006.  The Base Value is determined by the Advisory Board as of the date of grant of Performance Units and separate Base Values may apply to blocks of Performance Units based upon the date of grant.

“Beneficiary” shall mean the person, persons or entity designated by the Participant, as provided in Article V, to receive any benefits payable under the Plan following the death of the Participant.

“Cause” shall mean the involuntary termination of a Participant’s employment or other service-providing relationship with the Company resulting from (i) willful and continued failure of such Participant to perform his or her duties, including, without limitation, such Participant’s failure or refusal to follow the legitimate directions of the Company and/or of any of the persons to whom such Participant reports (other than any such failure resulting from his or her death or permanent disability), (ii) willful, reckless or negligent conduct by such Participant in connection with his or her employment with, or provision of services to, the Company, (iii) the conviction of such Participant of any felony or any crime involving moral turpitude, (iv) such Participant’s reporting to work or performing services impaired by or under the influence of alcohol or illegal drugs, (v) such Participant’s engaging in the unlawful use (including being under the influence) or possession of illegal drugs on the Company’s premises, (vi) such Participant’s engaging in sexual harassment or otherwise violated any harassment or discrimination law, or (vii) dishonesty of such Participant.

“Change in Control” shall mean the occurrence, after the effective date of the Plan, in a single transaction or series of transactions, of any one of the following events or circumstances: (i) merger, consolidation or reorganization of the Company where the beneficial owners of the interests or securities possessing the right to vote with respect to the Company immediately preceding the merger, consolidation or reorganization beneficially own less than 20% of the interests or securities possessing the right to vote with respect to the survivor entity, after giving effect to such merger, consolidation, or reorganization; (ii) acquisition by any person or group, as defined for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, of beneficial ownership of interests or securities possessing the right to vote with respect to the Company where the beneficial owners of the interests or securities possessing the right to vote with respect to the Company immediately preceding such acquisition own less than 20% of the interests or securities possessing the right to vote with respect to the Company, after giving effect to such acquisition; (iii) approval by the members of the Company of a plan of liquidation or dissolution with respect to the Company, provided such liquidation or dissolution is consummated; (iv) the sale, exchange, or contribution of all or substantially all the Company’s assets to an entity where the beneficial owners of the interests or securities possessing the right to vote with respect to the Company immediately preceding the sale, exchange, or contribution beneficially own less than 20% of the interests or securities possessing the right to vote with respect to the acquiring entity; or (v) an initial public offering under the Securities Act of 1933, as amended, of the business of the Company to the public which does not otherwise meet the definition of a Change in Control in clause (i) — (iv) hereof.  In the event the exact date of a Change in Control cannot be determined, such Change in Control will be deemed to have occurred on the earliest date on which it could have occurred.

“Claim” shall mean a request by a Claimant in accordance with Article VII for a benefit under the Plan.

“Claimant” shall mean any Participant or Beneficiary who claims to be entitled to a benefit under the Plan.

“Company” shall mean MonoSol Rx, LLC, a Delaware limited liability company, and any successor to the business thereof.

“Company Agreement” shall mean the Limited Liability Operating Agreement of the Company, as amended from time to time.

“Market Value”, at any point in time, shall mean the fair market value of the Company’s business as of such time.  The fair market value of the Company’s business shall be the price a willing buyer would pay to purchase the Company’s entire business, subject to existing liabilities, in a lump sum, cash payment.  In the case of an actual sale of the Company’s business or other transaction resulting in a Change in Control, the sale price or value of consideration given shall be determinative of the fair market value of the Company’s business.  In the absence of an actual sale or other transaction resulting in a Change in Control of the Company, the fair market value of the Company’s business shall be the Advisory Board’s most recent determination thereof (unless otherwise determined by mutual agreement between the Advisory Board and the Participant);

provided, however, that if the Participant objects to the Advisory Board’s most recent determination of the fair market value of the Company’s business, or if the Advisory Board and the Participant are unable to agree on the fair market value of the Company’s business, within 30 days following the Participant’s retirement or termination of employment or a Change in Control, as the case may be, the Participant may retain, at his or her own expense, a qualified, independent appraiser to perform an appraisal of the Company’s business.  If the fair market value determined by the appraisal commissioned by the Participant is not greater than 110% of the most recent fair market value determined by the Advisory Board, then the most recent fair market value determined by the Advisory Board shall be determinative.  If the fair market value determined by the appraisal commissioned by the Participant is more than 110% of the most recent fair market value determined by the Advisory Board, then the Advisory Board may, in its sole discretion, (i) select another appraiser jointly with the Participant whose appraisal shall conclusively bind the parties or (ii) use the average value based on the most recent fair market value determined by the Advisory Board and the appraised value based on the appraisal commissioned by the Participant.  In determining the fair market value, the appraiser(s) shall be instructed to ignore any liability recorded on the books of the Company which represents the liability under the Plan to the Participant in question.  The Advisory Board may determine the fair market value of the Company’s business at any time; provided, however, that it is anticipated that such determination will be made at least once each fiscal year of the Company.

“Outstanding Unit Amount” at any point in time (and subject to adjustment under Section 3.04) shall mean (i) the maximum number of Performance Units that may be granted under the Plan as of such time, plus (ii) the number of Performance Units that, solely for purposes of the Plan, represents the maximum number of Performance Units that may be granted under the Additional Performance Units Plan, plus (iii) the number of Performance Units that, solely for purposes of the Plan, represents the total outstanding member interests of members of the Company as of such time (as determined by the Advisory Board).  Based upon adjustments under Section 3.04 since the establishment of the Plan on January 22, 2004, the Outstanding Unit Amount as of September 18, 2006, shall be 100,000,000.

“Participant” shall mean an individual who is eligible to participate in the Plan as provided in Article III.

“Performance Units” shall mean contractual rights awarded to a Participant as provided in Article III.

“Target Year of Service” shall mean a one-year period established by the Advisory Board for a particular Participant on the last day of which such Participant is employed by the Company.

“Vested” shall mean the extent to which a Participant has earned a right to receive benefit payments with respect to his or her Performance Units pursuant to Section 3.03, subject to the forfeiture provisions of Section 4.02.

ARTICLE II

ADMINISTRATION

                2.01         Advisory Board; Duties.  The Plan shall be administered by the Advisory Board.  Members of the Advisory Board may be Participants under the Plan.  The Advisory Board shall also have the authority to make, amend, interpret, and enforce all appropriate rules and regulations for the administration of the Plan and decide or resolve any and all questions, including interpretations of the Plan, as may arise in connection with the Plan.

Subject to the provisions of the Plan, the Advisory Board shall have exclusive power to (a) designate the employees and/or other service providers to become Participants and be granted Performance Units; (b) determine the number of Performance Units to be granted and/or criteria for granting Performance Units to each Participant; (c) determine the time or times when Performance Units will be granted; (d) determine whether Participants shall be of a single class or in different classes; and (e) determine the one-year periods for Target Years of Service.  The one-year period for Target Years of Service may vary from Participant to Participant.

                2.02         Agents.  In the administration of the Plan, the Advisory Board may, from time to time, employ agents and delegate to them such administrative duties as it sees fit and may from time to time consult with legal counsel who may also be legal counsel to the Company.

                2.03         Binding Effect of Decisions.  The decision or action of the Advisory Board in respect of any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

                2.04         Indemnity of Advisory Board.  The Company shall indemnify and hold harmless the members of the Advisory Board against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to the Plan, except in the case of gross negligence or willful misconduct by the Advisory Board.

ARTICLE III

PARTICIPATION

                3.01         Participation.  Participation in the Plan shall be limited to a select group of key employees and/or other service providers of the Company designated by the Advisory Board.  The Advisory Board shall notify all employees and/or other service providers who are designated to participate in the Plan of their designation and of their grant of Performance Units within 30 days of their designation and/or grant.

                3.02         Performance Units.  Performance Units granted by the Advisory Board to Participants shall be credited to a Performance Unit account to be maintained by the Advisory Board for each Participant.  The grant of Performance Units to a Participant shall not entitle the Participant to voting or any other rights belonging to a member of the Company.  All rights of a Participant are set forth herein.

Following the adjustments described below, the maximum number of Performance Units that may be granted under the Plan shall be 2,500,000 in the aggregate (with such number subject to adjustment pursuant to the provisions of Section 3.04 to correspond to the changes to the Outstanding Unit Amount). Initially, 3,750,000 Performance Units could be granted under the Plan and such number was increased by amendment to 5,000,000.  Pursuant to the establishment of the Additional Performance Units Plan, 2,500,000 Performance Units were transferred to, and granted pursuant to, the Additional Performance Units Plan leaving 2,500,000 Performance Units for issuance under the Plan (with such number subject to adjustment pursuant to the provisions of Section 3.04 to correspond to the changes to the Outstanding Unit Amount).  If any Performance Units granted under the Plan are forfeited or cancelled, such Performance Units may again be granted under the Plan.

                3.03         Vesting of Performance Units.  A Participant shall have no right to receive benefit payments on account of any specified part of his or her Performance Units except to the extent the Participant is Vested in his or her Performance Units.

                For purposes of benefit payments under the Plan, a Participant shall become Vested in his or her Performance Units based on the following schedule:

Target Years of Service	Percent Vested
0	0%
1	25%
2	50%
3	100%

A Participant shall be credited with a Target Year of Service only if the Participant is employed by, or providing services to, the Company on the last day of such one-year period.  Anything else to the contrary notwithstanding, the Advisory Board may grant Vested status to a Participant with respect to all of such Participant’s Performance Units who would not otherwise be Vested under this Section 3.03 in all granted Performance Units (including all previously granted Performance Units).  A Change in Control will accelerate vesting of Performance Units so that a Participant will become Vested in all of his or her Performance Units as of the date of such Change in Control.

Certain Participants (the “MonoSol Participants”) were employees of MonoSol, LLC, a Delaware limited liability company and member of the Company (“MonoSol”), and they were granted Performance Units in recognition of their services, as key employees of MonoSol, to the Company in connection with its formation and acquisition of business assets from Kosmos Pharma Limited and their continuing provision of administrative services on behalf of MonoSol to the Company.  Notwithstanding anything to the contrary contained in this Plan, the MonoSol Participants shall be credited with a Target Year of Service only if the MonoSol Participant is employed by MonoSol (or its successors or assigns) on the last day of such one-year period.

                3.04         Dilution and Other Adjustments.  In the event of any change in the outstanding ownership interests of the Company by reason of any issuance of new or additional member interests in the Company, or any restructuring, recapitalization, merger, consolidation, conversion, spin-off, reorganization, combination or exchange of interests or other similar change, the Advisory Board may equitably adjust the Outstanding Unit Amount (including adjustment to the component thereof which represents the total outstanding member interests of members of the Company) and/or the number or kind of Performance Units then subject to the Plan and/or held in Participants’ Performance Unit accounts in order to reflect such changes.  The Advisory Board’s determination as to the terms of any such adjustment shall be binding and conclusive on all persons.  Notwithstanding the foregoing, Performance Units may be diluted as the result of the authorization and issuance of additional Performance Units.

ARTICLE IV

BENEFITS

4.01         Benefit Payments Following Retirement, Termination or Change in Control.  If the Advisory Board so elects in its sole discretion within 12 months following a Participant’s retirement or termination of employment or other service-providing relationship for any reason, including an involuntary termination by reason of death or permanent disability (subject to the forfeiture provisions of Section 4.02) with the Company, the Participant shall receive cash payments in an amount equal to the following:

Number of such Participant’s
Vested Performance Units	X (Market Value minus Base Value) = Total Payments
Outstanding Unit Amount

The number of such Participant’s Vested Performance Units, the Outstanding Unit Amount, and the Market Value shall be determined as of the date of such Participant’s retirement or termination of employment or other service-providing relationship.  Separate calculations pursuant to the above formula shall be made for each block of Performance Units having a separate Base Value.  If the Advisory Board does not so elect within 12 months following a Participant’s retirement or termination of employment or other relationship, the Participant or his or her estate or heirs shall continue to be eligible for benefit payments upon a Change in Control.

If the Advisory Board so elects, amounts payable under this Section 4.01 following a Participant’s retirement or termination of employment or other service-providing relationship shall be paid at the sole discretion of the Advisory Board either (a) in a single, lump sum or (b) in 24 equal monthly installments, together with interest on the unpaid balance at the minimum rate of interest required to be charged on such obligation at the date of the Participant’s retirement or termination of employment or other service-providing relationship to avoid the imputation of interest for federal income tax purposes under the Internal Revenue Code of 1986, as amended, but in no event shall such interest rate exceed the applicable legal maximum interest rate then prevailing.  Benefits payable under this Section 4.01 shall be paid or commenced no later than 12 months following the date of the retirement or termination of the Participant’s employment or other service-providing relationship (other than for Cause) with the Company.  The payment of a Participant’s entire benefit, if any, under this Section 4.01 shall terminate the Participant’s interest and status as a Participant under the Plan and result in the cancellation of such Participant’s Performance Units.

Following a Change in Control, each Participant shall receive cash payments in an amount equal to the following:

Number of such Participant’s
Vested Performance Units	X (Market Value minus Base Value) = Total Payments
Outstanding Unit Amount

The number of such Participant’s Vested Performance Units, the Outstanding Unit Amount, and the Market Value shall be determined as of the date of such Change in Control.  Separate calculations pursuant to the above formula shall be made for each block of Performance Units having a separate Base Value.

Amounts payable under this Section 4.01 with respect to a Change in Control shall be paid either in cash or, at the sole discretion of the Advisory Board, in kind in the same consideration received by the Company or the members of the Company as a result of the Change in Control.  Benefits payable under this Section 4.01 shall be paid to the Participants under this Section 4.01 within three months following the Change of Control; provided, however, that if the consideration received by the Company or members of the Company as a result of  the Change in Control is deferred and paid over time, then the Participants payments hereunder shall be deferred and paid as received by the Company or members as the case may be.  The payment of a Participant’s entire benefit, if any, under this Section 4.01 shall terminate the Participant’s interest and status as a Participant under the Plan and result in the cancellation of his or her Performance Units.  For purposes of illustration of these provisions and not by way of limitation, in connection with a Change in Control resulting from the occurrence of an initial public offering under the Securities Act of 1933, as amended, of the business of the Company to the public, the Advisory Board may elect to pay all or any portion of the amount payable to such Participant under this Section 4.01 in securities of the newly formed public company.  In any event in which the consideration is paid in kind to the Participants, the Advisory Board will place a value on the in kind consideration distributed hereunder for purposes of calculating the amount paid under this plan for purposes of Article IV of the Company Agreement.  Notwithstanding anything to the contrary contained in this Agreement, with respect to the occurrence of a Change in Control which does not constitute a permissible distribution event under Code Section 409A(a)(2)(A)(v), all amounts payable under this Section 4.01 shall be paid no later than the later of (i) the date that is 2 ½ months from the end of the Participant’s tax year in which such Change in Control occurred or (ii) the date that is 2 ½ months from the end of the Company’s tax year in which such Change in Control occurred.

4.02         Forfeiture Provisions.  Notwithstanding anything herein contained to the contrary, all rights to any benefits payable under the Plan, shall be immediately forfeited, whether or not the Participant holds Vested Performance Units, if any of the following events occur:

(a)           The Participant’s employment or other service-providing relationship with the Company is terminated for Cause, as defined either in such Participant’s employment agreement with the Company or, if none, for the purposes of this Plan.  The judgment of the Advisory Board, as expressed by a majority vote, shall be final as to the whether the Participant has been terminated for Cause.

(b)           While employed by, or otherwise retained to provide services to, the Company or during the 12-month period following the Participant’s retirement or other termination of employment or other service-providing relationship with the Company for any reason, the Participant directly or indirectly (1) induces, requests or advises any person or entity to withdraw, curtail, or cancel that person’s or entity’s business with the Company, or to obtain services from any person or entity that competes with the Company, or (2) solicits or induces any employee of the Company to leave the employ of the Company.

                4.03         Withholding; Payroll Taxes. To the extent required by the law in effect at the time payments are made, the Company shall withhold from payments made hereunder any taxes required to be withheld from a Participant’s benefit for the federal or any state or local government.

ARTICLE V

BENEFICIARY DESIGNATION

                5.01         Beneficiary Designation.  Each Participant shall have the right, at any time, to designate any person or persons as his or her Beneficiary or Beneficiaries (both primary as well as contingent) to whom payment under this Plan shall be paid in the event of his or her death prior to complete distribution to the Participant of the benefits due him or her under the Plan.  If a Participant fails to designate a Beneficiary or if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant’s benefits, then the Participant’s Beneficiary shall be deemed to be the estate of the Participant.  The payment to the Beneficiary or deemed Beneficiary shall completely discharge the Company’s obligations under the Plan.

                5.02         Amendments.  Any Beneficiary designation may be changed by a Participant by the written filing of such change on a form prescribed by the Advisory Board.  The filing of a new Beneficiary designation form will, upon receipt by the Advisory Board, cancel all Beneficiary designations previously filed.

ARTICLE VI

AMENDMENT AND TERMINATION

                6.01         Right to Amend.  The Company reserves the right, through its Advisory Board, to amend any provisions under the Plan at any time; provided, however, that (a) such amendment is in writing, (b) such amendment is executed by a duly authorized member of the Advisory Board of the Company, and (c) such amendment does not adversely affect the rights of a Participant or his or her Beneficiary with respect to benefits which have accrued under the Plan prior to such amendment.

6.02         Termination.  The Company reserves the right at any time and at its sole discretion to terminate the Plan; provided, any termination of the Plan shall not affect any benefits previously accrued hereunder; provided further, any termination of the Plan must be structured to comply with the requirements of Code Section 409A regarding the permissible acceleration of payments upon the termination of an arrangement to defer compensation.

ARTICLE VII

CLAIMS PROCEDURE AND DISPUTES

                7.01         Claim Filing Procedure.  If a dispute arises over benefits payable under the Plan, a Claimant shall have the right to submit a Claim with respect to such benefits.  Such Claim shall be in writing, signed by the Claimant under oath, and addressed and delivered to the Advisory Board either personally or by certified or registered mail, return receipt requested.  The Claim shall state with particularity:

(a)                                  The benefit claimed;

(b)           The provisions of the Plan and the particular provisions of law, if any, upon which the Claimant relies in support of his or her Claim; and

(c)           All facts believed to be relevant in connection with such Claim.

7.02         Consideration of Claim; Rendering of Decision.  Upon receipt of a Claim hereunder, the Advisory Board shall consider the merits of the Claim and shall within 90 days from the receipt of the Claim render a decision on the merits and communicate the same to the Claimant.  In the event the Advisory Board denies the Claim in whole or in part, the Claimant shall be so notified in writing, which shall be addressed and delivered to the Claimant personally or by certified or registered mail, return receipt requested, and shall set forth the following:

(a)                                  The reason or reasons for rejection of the Claim;

(b)           The provisions of the Plan and the particular provisions of law, if any, relied upon in reaching such determination; and

(c)           A description of any additional information needed from the Claimant in order for the Claimant to perfect his or her Claim.

The failure of the Advisory Board to render a decision on the merits of a Claim shall be deemed to be a denial of such Claim and notice of such denial shall be deemed to have been given to the Claimant on the ninetieth (90th) day from receipt by the Advisory Board of the Claim.

                7.03         Limitation on Claims Procedure. Any Claim under this Claims procedure must be submitted within six months from the earlier of (1) the date on which the Claimant learned of facts sufficient to enable him or her to formulate such Claim, or (2) the date on which the Claimant should reasonably have been expected to learn the facts sufficient to enable him or her to formulate such Claim.  For this purpose, the first date on which any document that is either given to or made available to a Participant or Beneficiary (in pay status), and which discloses facts sufficient to enable a reasonable person to formulate a Claim hereunder, shall be conclusively deemed to be the date on which the Claimant should reasonably have been expected to learn the facts sufficient to enable him or her to formulate such a Claim.  Claims submitted after such period shall be deemed to have been waived by the Claimant and shall thereafter be wholly unenforceable.

                7.04         Dispute over Benefits. If a dispute arises as to the amount or proper recipient of any payment, the Advisory Board, in its sole discretion, may withhold or cause to be withheld such payment until the dispute shall have been settled by the parties concerned or shall have been determined by an arbitration proceeding.  In addition, if a dispute continues to exist after a Claim has been filed and a decision rendered by the Advisory Board under the Claims procedure set forth above, or in the event of any dispute or controversy concerning the construction, interpretation, performance or breach of the Plan arising between a Participant, the Company or the Advisory Board, the same shall be submitted to arbitration under the appropriate rules of the American Arbitration Association.  Any arbitration shall be conducted in Fort Worth, Texas, unless mutually agreed otherwise by the parties.  All administrative fees connected with initiating a demand for arbitration shall be split between and advanced by the parties to the arbitration; subject, however, to final apportionment by the arbitrator in his or her award.  The parties agree that the arbitrator’s award shall be binding and may be enforced in any court having jurisdiction thereof by filing a petition for enforcement of such award.

ARTICLE VIII

MISCELLANEOUS

                8.01         Headings and Gender.  The headings of the Plan have been inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.  Whenever a personal pronoun is used in the masculine gender, it shall be deemed to include the feminine also, unless the context indicates the contrary.

                8.02         No Right to Employment or Retention.  Nothing herein contained shall be construed as giving any Participant the right to be retained in the service of the Company.

                8.03         Action by Officers.  Whenever under the terms of this Plan the Company is permitted or required to take some action, such action may be taken by any duly authorized member of the Advisory Board or officer of the Company.

                8.04         Assignment of Benefits.  Except as provided in this Section 8.04, no interest in this Plan shall be subject to assignment, alienation, transfer or anticipation, either by voluntary or involuntary act of any Participant or Beneficiary or by operation of law, nor shall payment or right of interest be subject to the demands or claims of any creditor of such person, nor be liable in any way for such person’s debts, obligations or liabilities.

                The Company shall not merge or consolidate with any other entity or otherwise reorganize unless and until such succeeding entity agrees to assume and discharge the obligations of the Company under the Plan.  Upon such assumption, the term “Company” as used in this Plan shall be deemed to refer to such successor entity.

                8.05         Applicable Law; Validity.  The validity of the Plan or any of its provisions shall be determined under and construed according to the laws of the State of Delaware.  If any provision of the Plan shall be held illegal or invalid for any reason, such determination shall not affect the remaining provisions of the Plan and it shall be construed as if said illegal or invalid provision had never been included.

                8.06         Expenses.  The administration costs incurred with respect to the Plan shall be paid by the Company as an ordinary and necessary business expense incurred in the operation of the Company’s business.

8.07         Plan Funding.  Benefits under the Plan are payable solely by the Company.  The Company may, in its sole discretion, determine to set aside funds in a trust or other arrangement to satisfy its obligations hereunder; provided, the trust or other arrangement shall be unfunded for purposes of the Code, such trust or other arrangement shall not be structured in a manner which would cause the assets to be deemed to have been paid to the Participants under Code Section 409A(b), and no Participant or Beneficiary shall be considered to have an interest in any such trust or other arrangement, or the assets held pursuant thereto, except as may be specifically provided for therein.  Participants shall be regarded as general creditors of the Company with respect to any rights derived by Participants from the existence of the Plan.

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                IN WITNESS WHEREOF, the Company has caused this Amended and Restated Performance Units Plan B to be executed by its duly authorized officers to be effective as of September 18, 2006.

MONOSOL RX, LLC

By:	/s/ John Cochran
Name:	John Cochran
Title:	V.P.

SCHEDULE I

One-Year Periods

(To be determined by Advisory Board)

EXHIBIT B

Benefits Summary

New Hire

Benefits Summary

Effective 2/1/07

Medical Dental and Vision Care

•                    Medical & Dental Care Plan

•                    Network Provider is Great West Healthcare

•                    Coverage starts on first day of the month, following hire date

•                    Vision Care Plan

•                    Coverage is bundled with Medical and Dental Plans (no additional premiums)

•                    Network Provider is VSP

•                    Coverage starts on first day of the month, following hire date

Life Insurance, Accidental Death & Dismemberment (AD&D), Short & Long Term Disability Coverage

•                    Company covers employee at 1.5x annual salary for Life and AD&D ($500,000 max)

•                    Short - term disability is company paid (60% of weekly earnings, $500 per week max)

•                    Long-term disability is company paid (60% of monthly earnings, $6000 max)

•                    Voluntary term life coverage is available at employee expense. Coverage can include:

•                    Employee — up to 5x annual salary, $250k max;

•                    Spouse — up to 50% of employee benefit/$50k max;

•                    Dependent child(ren) — up to 50% of employee benefit/$10k max

•                    Program is administered through Mutual of Omaha

Paid vacation

•                    20 days vacation annually, prorated based on hire date

401k

•                    Eligibility begins immediately

•                    Company matches 100% of employee contribution up to 6%

Administered through John Hancock